Exhibit 5
                            Legal Opinion of Hogan & Hartson L.L.P.



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                                  May 14, 1997




Board of Trustees
Colonial Properties Trust
2101 Sixth Avenue North
Suite 750
Birmingham, Alabama   35202

Ladies and Gentlemen:

           This firm has acted as counsel to Colonial Properties Trust, an Alabama real estate investment trust (the "Registrant"), in connection with its registration statement on Form S-8 (the "Form S-8"), filed with the Securities and Exchange Commission, of 50,000 common shares of beneficial interest, par value $.01 per share (the "Shares"), issuable in connection with the
Registrant's Non-Employee Trustee Share Plan (the "Plan"). This letter is furnished to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with such registration.

           For purposes of this opinion, we have examined copies of the following documents:

           1.    An executed copy of the Form S-8.

           2.   A copy of the  Plan,  as  certified  on the date  hereof  by the
                Assistant   Secretary  of  the  Registrant  as  being  complete,
                accurate and in effect.

           3. The Declaration of Trust of the Registrant, dated April 21, 1995, as certified by the Secretary of State of the State of Alabama on May 13, 1997, and as certified on the date hereof by the Assistant Secretary of the Registrant as being complete, accurate and in effect.

           4. The Bylaws of the Registrant, as certified on the date hereof by the Assistant Secretary of the Registrant as being complete, accurate and in effect.

           5. Resolutions of the Board of Trustees of the Registrant adopted at a meeting held on January 23, 1997, as certified by the Assistant Secretary of the Registrant on the date hereof as being complete, accurate and in effect, relating to authorization of the Plan.

           6. A certificate of the Inspectors of Election dated April 24, 1997, as certified by the Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect, certifying that the Plan was approved by the Company's shareholders at the annual meeting held on April 24, 1997.

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Board of Trustees
Colonial Properties Trust
May  14, 1997
Page 2


           In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

           This opinion is based as to matters of law solely on the Alabama Business Corporation Act, and we express no opinion as to any other laws, statutes, regulations or ordinances.

           Based upon, subject to, and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms described in the Form S-8 and the Plan (with the Company having received the consideration therefor, the form of which is in accordance with applicable law), will be legally issued, fully paid and non-assessable.

           We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for you use in connection with the filing of the Form S-8 on the date of this letter, and should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of the firm.

           We hereby consent to the filing of this opinion letter as an exhibit to the Form S-8. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                Very truly yours,


                               /s/ Hogan & Hartson L.L.P.
                             HOGAN & HARTSON L.L.P.